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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2000
                                                     REGISTRATION NO. 333-65617
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-11

                                       TO

                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                               PRIME RETAIL, INC.
             (Exact name of registrant as specified in its charter)

                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
                                 (410) 234-0782
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                C. Alan Schroeder
             Executive Vice President, General Counsel and Secretary
                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
                                 (410) 234-0782
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                 Wayne D. Boberg
                                 Steven J. Gavin
                                Winston & Strawn
                              35 West Wacker Drive
                             Chicago, Illinois 60601
                                 (312) 558-5600

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


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         DEREGISTRATION OF SHARES OF PREFERRED STOCK AND COMMON STOCK

         By this Post-Effective Amendment No. 1 on Form S-11 to the Registration Statement on Form S-3 (File No. 333-65617) (the "Registration Statement"), Prime Retail, Inc. hereby deregisters 4,363,636 shares of Series C Cumulative Convertible Redeemable Preferred Stock, $.01 per share, covered by the Registration Statement and any and all of the 12,869,108 shares of Common Stock, par value $.01 per share, of Prime Retail, Inc. originally covered by the Registration Statement that remain covered by the Registration Statement on the date hereof. Prime Retail, Inc. is deregistering the shares because it is no longer eligible for the use of Form S-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Prime Retail, Inc. has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, the State of Maryland, on March 30, 2000.

                               PRIME RETAIL, INC.

                                    By: /s/ C. ALAN SCHROEDER
                                        ----------------------------------
                                        Name: C. Alan Schroeder
                                        Title: Executive Vice President -
                                                 General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                     TITLE                        DATE
         ---------                     -----                        ----

           *                 Chairman of the Board             March 30, 2000
-------------------------    of Directors
Michael W. Reschke

           *                 President and Chief Executive     March 30, 2000
-------------------------    Officer and Director
Glenn D. Reschke

           *                 Director                          March 30, 2000
-------------------------
William H. Carpenter, Jr.

           *                 Director                          March 30, 2000
-------------------------
Kenneth A. Randall

           *                 Director                          March 30, 2000
-------------------------
James R. Thompson


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          *                  Director                          March 30, 2000
-------------------------
Marvin S. Traub

          *                  Director                          March 30, 2000
-------------------------
Sharon Sharp

          *                  Director                          March 30, 2000
-------------------------
Norman Perlmutter

          *                  Director                          March 30, 2000
-------------------------
Robert D. Perlmutter

          *                  Director                          March 30, 2000
-------------------------
William P. Dickey


* By:   /s/ C. ALAN SCHROEDER
        ---------------------
            C. Alan Schroeder
            Attorney-in-Fact